SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 5, 2024

NEW ASIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55410	45-0460095
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

205S Bailey Street, Electra, Texas 76360

(Address of principal executive offices)

+1 940-205-1257

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Completion of a Material Definitive Agreement.

On Friday, July 15, 2024, New Asia Holdings Inc (NAHD or the Company) (OTCQB: NAHD), announced that pursuant to the Share Exchange Agreement (the “Exchange Agreement”) that it entered between the Company, Olenox Corp., a Wyoming corporation (“Olenox”), and Marble Trital Inc., as the sole shareholder of Olenox (the “Shareholder”) it has completed the acquisition from the Shareholder all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Olenox in exchange for the issuance by the Company to the Shareholder of 224,305,833 shares of common stock, par value $0.001 per share, of the Company (the “Exchange”).

.

Pursuant to the Share Exchange Olenox has become a wholly owned subsidiary of the Company.  For Federal income tax purposes, the Exchange qualified as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The description of the Exchange Agreement set forth in this Item 1.01 was filed in Form 8-K on April 22, 2024 and is incorporated herein by reference herein this report.

The information in this Item 1.01 to this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Dated: July 15, 2024	By:	/ s/ Michael McLaren
Name: Michael McLaren MSc. MBA
Title: Chief Executive Officer